UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

December 4, 2013

(Date of earliest event reported)

Torch Energy Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-12474	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rodney Square North

1100 North Market Street

Wilmington, Delaware 1989

(Address of principal executive offices, including zip code)

302/636-6018

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On December 4, 2013, the Torch Energy Royalty Trust (“Trust”) filed a Current Report on Form 8-K (the “Initial Report”) to report the announcement of a quarterly distribution. The Trust filed Amendment No. 1 to the Initial Report on Form 8-K/A on December 5, 2013, which amended and restated the Initial Report in its entirety, and which was filed solely for the purpose of clarifying the per unit reference of the distribution. This Amendment No. 2 on Form 8-K/A amends and restates the Initial Report and Amendment No. 1 in its entirety by adjusting the total amount of the distribution down approximately $360,000 due to additional expenses forecasted in the wind down and liquidation of the Trust. As a result, the applicable record date and the distribution date, previously announced as December 13, 2013 and December 23, 2013, respectively, have been adjusted accordingly. Specifically, the distribution is $3,031,349 or 35.2482 cents per unit, payable on December 30, 2013 to unitholders of record on December 23, 2013. The current expected cash reserve is approximately $510,000. A copy of the amended press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this report is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition”, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Torch Energy Royalty Trust Press Release dated December 13, 2013 (furnished not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST
By: Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust

Date: December 13, 2013	By:	/s/ John M. Beeson, Jr.
John M. Beeson, Jr.
Senior Vice President
(The Trust has no employees, directors or executive officers.)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Torch Energy Royalty Trust Press Release dated December 13, 2013 (furnished not filed).